Exhibit 10.4

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN
(As Amended And Restated January 17, 2013)

DEFERRED STOCK UNIT AWARD AGREEMENT
FOR NONEMPLOYEE DIRECTORS
(WITH RELATED DIVIDEND EQUIVALENTS)

DEFERRED STOCK UNITS GRANTED TO
[Director’s Name] ON [Grant Date]

The Scotts Miracle-Gro Company (“Company”) believes that its business interests are best served by ensuring that you have an opportunity to share in the Company’s business success. To this end, the Company adopted The Scotts Miracle-Gro Company Long-Term Incentive Plan, as amended and restated January 17, 2013 (“Plan”) through which members of its Board of Directors, like you, may acquire (or share in the appreciation of) common shares, without par value, of the Company (“Shares”). Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:

-    Read the Plan and this Award Agreement carefully; and

-    Contact [Title] at [Telephone Number] if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:

The Scotts Miracle-Gro Company
Attention: [Title]
14111 Scottslawn Road
Marysville, Ohio 43041

Also, no later than [Date 30 Days After Grant Date], you must return a signed copy of this Award Agreement to:

[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]

[TPA Telephone Number]

The Company intends that this Award satisfy the requirements of Section 409A of the Code and that this Award Agreement be so administered and construed. You agree that the Company may modify this Award Agreement, without any further consideration, to fulfill this intent, even if those modifications change the terms of your Award and reduce its value or potential value.

1.    DESCRIPTION OF YOUR DEFERRED STOCK UNITS
You have been granted [insert Number] of deferred stock units (“DSUs”) and an equal number of related dividend equivalents, subject to the terms and conditions of the Plan and this Award Agreement. The “Grant Date” of your Award is [insert Grant Date]. Each whole DSU represents the right to receive one full Share at the time and in the manner described in this Award Agreement. Each dividend equivalent represents the right to receive additional DSUs (determined in accordance with Section 3(e)) in respect of the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 2(b)) with respect to the Share represented by the related DSU.
2.    VESTING AND SETTLEMENT
(a)    Vesting. Subject to Sections 3(a) and 3(b), your DSUs will become 100% vested on [insert third anniversary of the Grant Date] (“Vesting Date”), including any DSUs received pursuant to Section 3(e) on or prior to the Vesting Date. Any DSUs received pursuant to Section 3(e) following the Vesting Date will be 100% vested on the date they are credited to you.
(b)    Settlement. Subject to the terms of the Plan, your vested DSUs shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days, following the earliest to occur of: (i) your Termination; (ii) your death; (iii) the date you become Disabled (as defined below); or (iv) the third anniversary of the Grant Date (the “Settlement Date”). Your whole DSUs shall be settled in full Shares, and any fractional DSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date. For purposes of this Award Agreement, “Disabled” means that you have been determined to be totally disabled by the Social Security Administration.
3.    GENERAL TERMS AND CONDITIONS
(a)    YOU MAY FORFEIT YOUR DSUs IF YOU TERMINATE. Except as otherwise provided in this Section 3(a) and Section 3(b), you will forfeit your DSUs if you Terminate prior to the Vesting Date:

(i)    If you Terminate for Cause (as defined below) prior to the Vesting Date, your DSUs will be forfeited immediately. For purposes of this Award Agreement, “Cause” means your conviction of, or plea of guilty or nolo contendere to, a felony.

(ii)    If you (A) Terminate (other than for Cause) after completing at least one full term of continuous service on the Board of Directors, (B) die or (C) become Disabled, the DSUs granted during your first term will become 100% vested as of the date of such event.

(iii)    If you Terminate for any reason not described in Section 3(a)(i) or 3(a)(ii) prior to the Vesting Date, your DSUs will be forfeited immediately.

(b)    CHANGE IN CONTROL. Normally, your DSUs will vest and be settled only under the circumstances described in Sections 2 and 3(a). However, if there is a Change in Control, your DSUs will become 100% vested on the date of the Change in Control and will be settled as described in the Plan. You should read the Plan carefully to ensure that you understand how this may happen.
(c)    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
(d)    RIGHTS BEFORE YOUR DSUs ARE SETTLED. Except as provided in Section 3(e) below, you will have none of the rights of a shareholder with respect to Shares underlying the DSUs unless and until you become the record holder of such Shares.
(e)    DIVIDEND EQUIVALENTS. With respect to each dividend equivalent:
(i)    If a cash dividend is declared and paid on the Shares underlying the DSUs, you will receive an additional number of DSUs equal to the quotient of:
(A)    the product of (I) the number of DSUs granted under this Award Agreement (including additional DSUs previously received in accordance with this Section 3(e)) that have not been settled as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share; divided by
(B)    the Fair Market Value (which shall be equal to the closing price) of a Share on the date such cash dividend is paid.
Any additional DSU credited pursuant to this Section 3(e)(i) shall be subject to the same terms and conditions as the DSUs granted pursuant to Section 1 above.
(ii)    If a Share dividend is declared and paid on the Shares underlying the DSUs, you will receive an additional number of DSUs equal to the product of (A) the number of DSUs granted under this Award Agreement (including additional DSUs previously received in accordance with this Section 3(e)) that have not been settled as of the dividend payment date, multiplied by (B) the dividend paid per Share. Any additional DSUs credited pursuant to this Section 3(e)(ii) shall be subject to the same terms and conditions as the DSUs granted pursuant to Section 1 above.
(iii)    Any fractional number of DSUs resulting from the calculations under this Section 3(e) shall be rounded to the nearest whole Share.
(f)    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any DSUs and related dividend equivalents that vest before you die but are settled after you die. This may be done only on a Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
(g)    TRANSFERRING YOUR DSUs AND RELATED DIVIDEND EQUIVALENTS. Normally your DSUs and the related dividend equivalents may not be transferred to another person. However, as described in Section 3(f), you may complete a Beneficiary Designation Form to name the person to receive any DSUs and related dividend equivalents that vest before you die but are settled after you die. Also, the Committee may allow you to place your DSUs and dividend equivalents into a trust established for your benefit or the benefit of your family. Contact [Third Party Administrator] at [TPA Telephone Number] or at the address given above if you are interested in doing this.

(h)    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(i)    OTHER AGREEMENTS AND POLICIES. Your DSUs and the related dividend equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your DSUs and related dividend equivalents granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.
(j)    ADJUSTMENTS TO YOUR DSUs. Subject to the terms of the Plan, your DSUs and the related dividend equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your DSUs will be adjusted to reflect a stock split).
(k)    OTHER RULES. Your DSUs and dividend equivalents are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of the grant of DSUs and the related dividend equivalents under this Award Agreement.

4.    YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS
By signing below, you acknowledge and agree that:
(a)    A copy of the Plan has been made available to you;
(b)    You understand and accept the terms and conditions of your Award;
(c)    You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(d)    You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Director’s Name] By: ______________________________ Date signed: ________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ___________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: ____________________________